UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 9, 2007

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has announced that William S. McCalmont, age 51, will be appointed Chief Financial Officer effective as of May 10, 2007, replacing Michael N. Regan, who had previously announced his plans to retire in September 2007. Mr. McCalmont brings to the CFO position over 20 years of combined treasury, finance and CFO experience at financial, real estate and hospitality companies. Mr. McCalmont most recently served as Executive Vice President and Chief Financial Officer of Ace Cash Express, Inc. from August 2003 to January 2007 and as a member of a real estate consulting group from 2001 to 2003. Prior to that time, Mr. McCalmont had senior management experience at several companies including Harrah’s Entertainment, La Quinta and Embassy Suites. He currently serves on the board of trustees of a real estate investment trust, LaSalle Hotel Properties.

In connection with Mr. McCalmont's appointment as Chief Financial Officer, the Compensation Committee of the Company's Board of Directors approved an annual base salary of $350,000, and his participation in the Company's annual incentive plan for 2007 with a target award equal to 65% of his base salary rate. Mr. McCalmont will also enter into an Employment Agreement on substantially the same terms as the Company's other executive officers. The terms of this Employment Agreement are described under the caption "Entry into New Executive Employment Agreements" in the Company's Current Report on Form 8-K dated July 31, 2006, and such description is incorporated by reference herein. A copy of the form of Executive Employment Agreement was filed as Exhibit 10.4 to that Form 8-K, and is incorporated by reference herein.

In addition, the Compensation Committee approved the following equity awards to Mr. McCalmont, effective as of May 10, 2007: (1) 30,000 options to purchase shares of the Company's common stock with an exercise price equal to the fair market value of the Company's common stock on his start date, which options will vest over four years at the rate of 25% per year; and (2) 13,500 shares of restricted stock, 50% of which will vest on each of the third and fourth anniversaries of the grant date.

Until he becomes a full-time employee on May 10, 2007, Mr. McCalmont will provide consulting services to the Company and will receive compensation in an aggregate amount approximately equal to $17,400.

Additional information regarding this event is set forth in our press release dated April 9, 2007, a copy of which is filed as exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Form of Executive Employment Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on July 31, 2006).

99.1 Press Release dated April 9, 2007

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

April 9, 2007	By:	/s/ Christine M. Marx

Name: Christine M. Marx
Title: General Counsel and Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 9, 2007